Exhibit 23.4


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      --------------------------------------------------------


We consent to the use, in the registrations statement on Form SB2/A of Political Calls, Inc., of our report dated February 21, 2007 on our audit of the financial statements of Political Calls, Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
     Moore & Associates Chartered
     Las Vegas, Nevada
     March 27, 2007



            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                   (702)253-7511 Fax (702)253-7501


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